UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2009

HIGH END VENTURES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-52017	98-0219157
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Kurt Dalmata

Seestrasse 8

Zollikon, CH-8702

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 41 44 202 00 80

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On June 30, 2009 (the “Signing Date”), High End Ventures, Inc. (the “Company”) entered into an Agreement and Plan of Merger (“Agreement and Plan of Merger ”) with Asia America Equity Exchange LLC (“AAEE”), a Delaware limited liability company and Slenda Chan, Member and Manager of AAEE.

Pursuant to the Agreement, the Company agreed to issue to AAEE members 18,000,000 post reverse split shares, based on a 1 for 25 reverse stock split of its common stock (the “Shares”), in exchange for 100% of the ownership of AAEE.

The closing of the Agreement and Plan of Merger is conditioned, among other things, on the re-negotiation of certain outstanding obligations of the Company including officers and director’s compensation, notes and amounts payable to officers and directors and third party loans outstanding.

Upon the closing of the Share Exchange Agreement, and the delivery of an information statement to all shareholders of the Company pursuant to SEC Rule 14f-1, the designees of AAEE will be appointed as a members of the board of directors of High End Ventures and Kurt Dalmata will resign all positions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HIGH END VENTURES, INC.

Date: August 4, 2009	By:	/s/ Kurt Dalmata
Kurt Dalmata Chief Executive Officer, President and Director